As filed with the Securities and Exchange Commission on January 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2457757
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia 23059

(804) 433-1522

(Address, including zip code; telephone number, including area code of registrant’s principal executive offices)

Davidi Jonas
5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia 23059

(804) 433-1522

(Name, address, including zip code; telephone number, including area code of agent for service)

Copies to:

Dov Schwell, Esq.
Schwell Wimpfheimer & Associates

1430 Broadway, Suite 1615

New York, New York 10018
(646) 328-0795

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities to be offered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class B common stock, par value $0.01 per share	1,250,000	$38.00	$47,500,000	$5,505.25

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low sale prices for shares of the Company’s Class B common stock on January 20, 2017, of $38.00, as reported on the New York Stock Exchange MKT. The actual offering price per share for the shares registered hereunder will be the market price at the time of the sale.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [__________], 2017

PROSPECTUS

Straight Path Communications Inc.

CLASS B COMMON STOCK

This prospectus relates to the public offering by Straight Path Communications Inc. of up to a maximum of 1,250,000 shares of the Class B common stock of Straight Path Communications Inc., par value $0.01 per share.

The 1,250,000 shares of our Class B common stock are being registered for sales directly or through one or more registered broker dealers at fixed prices by Straight Path Communications from time to time. The names of any underwriters or agents will be set forth in the accompanying prospectus supplement.  You should read the applicable prospectus supplement along with this prospectus before you invest. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement

Our Class B common stock is listed on the New York Stock Exchange MKT under the symbol “STRP.” On January 20, 2017, the last reported sale price for our common stock was $37.78 per share.

Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 4 of this prospectus and the risk factors included in the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement, of which this prospectus is a part, we will provide a prospectus supplement that will provide the specific terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement and any other offering materials may also add, update, or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” in this prospectus before making an investment decision.

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, “Straight Path Communications Inc.,” “SPCI,” “Straight Path,” “the Company,” “we,” “our,” “ours,” and “us” refer to Straight Path Communications Inc. and its consolidated subsidiaries.

THE COMPANY

Straight Path Communications Inc. is a communications asset company. We own 100% of Straight Path Spectrum, Inc. (“Straight Path Spectrum”), 100% of Straight Path Ventures, LLC (“Straight Path Ventures”), and 84.5% of Straight Path IP Group, Inc. (“Straight Path IP Group”).

Straight Path Spectrum’s wholly owned subsidiary, Straight Path Spectrum, LLC, holds wireless spectrum. Straight Path Ventures develops next generation wireless technology, particularly for 39 gigahertz (“GHz”). Straight Path IP Group owns intellectual property primarily related to communications over the Internet, and the licensing and other businesses related to this intellectual property.

We were formerly a subsidiary of IDT Corporation (“IDT”). On July 31, 2013, we were spun-off from IDT to its stockholders and became an independent public company.

Our main offices are located at 5300 Hickory Park Drive Suite 218, Glen Allen, Virginia 23059. The telephone number at our headquarters is (804) 433-1522 and our website is www.straightpath.com. Our website and the information contained or incorporated therein are not a part of this prospectus and are not incorporated by reference into this prospectus.

1

OUR BUSINESS

Straight Path Spectrum

We hold a significant number of licenses approved for fixed and mobile wireless spectrum in the United States, providing broad geographic coverage and a large amount of total bandwidth in many areas. These include licenses in what are known as the 39 gigahertz (“GHz”) (38.6-40 GHz) band and the 28 GHz (27.5-28.35 GHz) portion of the local multipoint distribution service (“LMDS”) band. We also hold licenses for fixed wireless spectrum in other parts of the LMDS band. We have 39 GHz spectrum licenses covering the entire continental U.S. with an average of more than 620 megahertz (“MHz”) of bandwidth in the top 30 U.S. markets (measured by population according to the 2010 U.S. Census), as well as LMDS licenses in many key markets.

On July 14, 2016, after a 21-month regulatory process, the Federal Communications Commission (the “FCC”) voted to adopt the Upper Microwave Flexible Use (“UMFU”) Report & Order, which opens our spectrum for flexible mobile and fixed wireless services. As the demand for significantly greater capacity within wireless networks has grown rapidly, planning and investment for 5th generation (“5G”) mobile networks has become a major focus of the mobile industry. We believe that our spectrum holdings are well-suited for use in 5G networks. While 5G technology is still being developed, and may be years away from commercialization, the preparatory steps are underway. Straight Path is also participating in standard setting, namely through 3GPP, as a contributing member.

Currently, our spectrum is used primarily to provide fixed wireless services for existing Wireless Internet Service Providers (“WISPs”) and Mobile Network Operators (“MNOs”).  MNOs have used our spectrum for macro cellular backhaul where fiber backhaul is not available or as a substitute for fiber.

On January 11, 2017, the Company and its subsidiary Straight Path Spectrum, LLC (“SPS LCC”) entered into a consent decree with the FCC settling the previously disclosed FCC’s investigation regarding the Registrant’s spectrum licenses (the “Consent Decree”).

Under the terms of the Consent Decree:

●	the FCC agreed to terminate its investigation;

●	the Registrant agreed to surrender 93 Economic Area (“EA”) 39 GHz spectrum licenses of its 828 39 GHz spectrum licenses and 103 rectangular service area (“RSA”) licenses to the FCC, leaving the Registrant with a full national network of 735 EA licenses;

●	the Registrant will keep all of its 28 GHz spectrum licenses;

●	the Registrant agreed to pay a $15 million civil penalty in installments over a nine-month period;

●	the Registrant agreed that if it does not announce a sale of its remaining spectrum licenses within one year, it will pay an additional penalty of $85 million or surrender its remaining spectrum licenses; and

●	the Registrant agreed to pay the FCC twenty percent (20%) of the proceeds from the sale of its 39 GHz and 28 GHz spectrum licenses.

Straight Path Ventures

Straight Path Ventures, a Delaware limited liability company and a subsidiary of SPCI, develops next generation wireless technology, particularly for the 39 GHz band, at its Gigabit Mobility Lab in Plano, Texas. On August 22, 2016, Straight Path Ventures filed a provisional patent application with the United States Patent and Trademark Office (the “USPTO”) for new 39 GHz transceiver technology. On September 19, 2016, Straight Path Ventures performed an indoor demonstration using our prototype 39 GHz Gigarray® transceivers. We expect an outdoor demonstration in calendar 2017.

2

Straight Path IP Group

Straight Path IP Group, a Delaware corporation and a subsidiary of SPCI, holds and derives value from a portfolio of patents covering aspects of communications primarily related to communications over the Internet. Straight Path IP Group’s principal business is the acquisition, development, licensing, and protection of intellectual property. We presently own 11 patents issued by the USPTO and their foreign counterparts that primarily relate to various communications technologies and include, among other things, patents facilitating the use of communications over the Internet. For further information regarding Straight Path IP Group’s patent portfolio, please see Item 1 to Part I “Business” in our Annual Report on Form 10-K filed with the SEC on October 13, 2016.

Since our spin off on July 31, 2013, Straight Path IP Group has entered into 12 settlement and/or licensing agreements with licenses and settlement payments received in the aggregate amount of $18,338,000.

On October 9, 2014, the Patent Trial and Appeal Board of the USPTO (the “PTAB”) issued an administrative decision stating that claims 1-7 and 32-42 of U.S. Patent No. 6,108,704 (the “‘704 Patent”) are unpatentable. Straight Path IP Group appealed that decision. On November 25, 2015, the U.S. Court of Appeals for the Federal Circuit (the “CAFC”) reversed the PTAB’s decision and remanded the case back to the PTAB for further proceedings. On May 23, 2016, the PTAB issued a final written decision finding none of the challenged claims unpatentable.

Following the favorable CAFC decision, the PTAB denied pending petitions for inter partes review (“IPR”) of the ‘704 Patent and other patents held by Straight Path IP Group. As well, the PTAB found nearly all the claims patentable over the prior art in other pending related IPRs. The petitioners have appealed to the CAFC.

In addition, in civil actions pending in federal district courts for the Eastern District of Virginia and Eastern District of Texas, Straight Path IP Group has requested that the courts lift the stays previously put in place pending the outcome of the IPRs. The Eastern District of Virginia denied the request and continued the stay pending a decision on the CAFC appeals. Straight Path IP Group also filed complaints for patent infringement against several Verizon affiliates in the U.S. District Court for the Southern District of New York, and against Apple, Inc., Avaya Inc., and Cisco Systems, Inc. in the U.S. District Court for the Northern District of California. On October 18, 2016, the court in the Verizon action granted Verizon’s motion to stay the case pending a decision from the CAFC in the appeals discussed above.

For further discussion of these actions and other legal proceedings, please see Item 1 to Part II “Legal Proceedings” in our Quarterly Report on Form 10-Q filed with the SEC on December 12, 2016.

3

RISK FACTORS

An investment in our Class B common stock involves a high degree of risk. Before you invest in our Class B common stock, in addition to the other information in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in any applicable prospectus supplement, as well as those described in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any other documents that are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information about how to obtain a copy of these documents. The occurrence of any of these risks could have a material adverse impact on our business, financial condition, liquidity, cash flows, prospects, results of operations and our ability to implement our business strategy and to make distributions to our stockholders, which could result in a partial or complete loss of your investment in our common stock. In any such case, the trading price and liquidity of our Class B common stock could decline, and you may lose part or all of your investment. Various statements in, or incorporated by reference into, this prospectus contain forward-looking statements. See “Special Note Regarding Forward Looking Statements.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to our future financial or business performance, projected operating results, strategies, plans, objectives or expectations. Forward-looking statements are typically identified by words or phrases such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to, and do not undertake to, update or revise forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical results as a result of new information, future events or other developments. You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions.

4

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.straightpath.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus, until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

●	our Annual Report on Form 10-K filed with the SEC on October 13, 2016;

●	our Quarterly Report on Form 10-Q filed with the SEC on December 12, 2016;

●	our Periodic Reports on Forms 8-K and 8-K/A filed with the SEC on October 7, 2016, December 12, 2016, January 12, 2017 and January 17, 2017; and

●	our Form 10-12G/A filed with the SEC on July 31, 2013, including the description of our Class B common stock contained therein, and any amendment or report filed thereafter for the purpose of updating such information.

The documents incorporated by reference into this prospectus are available from us upon your request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference into this prospectus, then the exhibits will not be provided. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors or may no longer continue to be true as of any given date. You should direct requests for documents to:

Straight Path Communications Inc.
5300 Hickory Park Drive

Suite 218, Glen Allen,

Virginia, 23059
Tel.: (804) 433-1522
Attention: Corporate Secretary

5

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes, including paying civil penalties related to the settlement with the FCC.

DESCRIPTION OF CAPITAL STOCK

Our Class B common stock is quoted on the NYSE MKT and trades under the symbol “STRP.”  Trading commenced on the NYSE MKT on August 1, 2013.

Holders of shares of Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Holders of Class B common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

As of January 20, 2017, there were 11,699,929 shares of Class B common stock issued and outstanding.

Our Class A common stock, which is not quoted on an exchange and not being registered under the registration statement of which this prospectus forms a part, entitles its holders to three votes per share and, at the option of the holder, is convertible on one-for-one basis into shares of Class B common stock.  As of the date hereof, there were 787,163 outstanding shares of our Class A common stock, representing approximately 67% of the aggregate voting right of all our outstanding capital stock.

Plan of Distribution

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	to underwriters or dealers for resale to the public or to institutional investors;

●	directly to institutional investors;

●	directly to a limited number of purchasers or to a single purchaser;

●	directly or through agents to the public or to institutional investors; or

●	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	at a fixed price or prices, which may be changed from time to time;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

6

For each offering of securities, the prospectus supplement will set forth the terms of the offering of the securities, including:

●	the public offering price, if any;

●	the method of distribution, including the names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	our net proceeds from the sale of the securities;

●	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

We may also enter into hedging transactions. For example, we may:

●	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

●	sell securities short and redeliver such shares to close out our short positions;

●	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

●	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.

7

If we use underwriters in the sale, unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in the applicable prospectus supplement, the underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we use dealers in the sale, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, unless otherwise set forth in the applicable prospectus supplement, they will use commercially reasonable efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Our Class B common stock is listed on the New York Stock Exchange MKT under the symbol “STRP.” It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Legal Matters

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Schwell, Wimpfheimer & Associates LLP, New York, New York.

Experts

The consolidated financial statements of Straight Path Communications Inc. appearing in our Annual Report on Form 10-K for the year ended July 31, 2016 (including schedules appearing therein), as of July 31, 2016, have been audited by Zwick & Banyai, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Straight Path management’s assessment of internal control over financial reporting as of July 31, 2016 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated expenses in connection with the offering described in the registration statement (all of which will be borne by Straight Path Communications Inc.).

Securities and Exchange Commission Fee		$5,505.25
Accountants’ Fees and Expenses*	$	______
Legal Fees and Expenses*	$	______
Printing Fees*	$	______
Miscellaneous*	$	______
TOTAL*	$	______

*estimated.

Item 15. Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of our directors will be liable to us or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to us or our stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Our By-laws provide that we will indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The By-laws provide that indemnification will be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer.

Pursuant to our Amended and Restated Certificate of Incorporation, we indemnify our directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such director’s or officer’s right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his heirs, executors, and personal and legal representatives.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

See also the undertakings set out in response to Item 17 herein.

II-1

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Straight Path Communications Inc. (1)

3.2	By-laws of Straight Path Communications Inc. (1)

5.1	Opinion of Schwell, Wimpfheimer & Associates LLP.

23.1	Consent for Schwell, Wimpfheimer & Associates is included in its opinion in Exhibit 5.1.

23.2	Consent of Zwick & Banyai, PLLC.

24.1	Power of Attorney (included on signature page of this registration statement).

(1)	Incorporated by reference to the Company’s Form 10-12G/A filed July 31, 2013.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;   provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, State of Virginia, on January 23, 2017.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Davidi Jonas Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Davidi Jonas and Jonathan Rand, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of Straight Path Communications Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Titles	Date

/s/ Davidi Jonas	Chief Executive Officer,	January 23, 2017
Davidi Jonas	President and Director (Principal Executive Officer)

/s/ Jonathan Rand	Chief Financial Officer	January 23, 2017
Jonathan Rand	(Principal Financial Officer and Principal Accounting Officer)

/s/ K. Chris Todd	Director	January 23, 2017
K. Chris Todd

/s/ William F. Weld	Director	January 23, 2017
William F. Weld

/s/ Fred S. Zeidman	Director	January 23, 2017
Fred S. Zeidman

II-4